Exhibit 99.2
WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction to the unaudited pro forma
condensed consolidated financial statements of Western Gas Partners, LP
The unaudited pro forma condensed consolidated financial statements present the impact on the Western Gas Partners, LP’s (the “Partnership”) results of operations and financial position attributable to the acquisition of certain midstream assets from Anadarko pursuant to the Contribution Agreement dated as of January 29, 2010 (the “Contribution Agreement”) with an effective date for accounting purposes of January 1, 2010 by which the Partnership acquired a 100% ownership interest in the following assets located in Southwestern Wyoming: (i) the Granger gathering system with related compressors and other facilities, and (ii) the gas processing facilities, consisting of two cryogenic trains, two refrigeration trains, a natural gas liquids (“NGL”) fractionation facility and ancillary equipment. These assets are referred to collectively as the “Granger Operations” and the acquisition is referred to as the “Granger Acquisition.” Aggregate consideration consisted of (i) $241.7 million cash, which was funded with $210.0 million of borrowings under the Partnership’s revolving credit facility plus cash on hand, and (ii) the issuance of 620,689 common units and 12,667 general partner units to Anadarko.
The contribution of the Granger Operations to the Partnership was recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2009 and pro forma condensed consolidated balance sheet as of December 31, 2009 are based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of the Granger Operations.
The unaudited pro forma condensed consolidated financial statements have been prepared as if the acquisition of the Granger Operations occurred on December 31, 2009, in the case of the pro forma condensed consolidated balance sheet, and on January 1, 2009, in the case of the pro forma condensed consolidated statement of income for the year ended December 31, 2009. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2—Pro forma adjustments. The Granger Operations’ audited historical financial statements set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the year ended December 31, 2009, and the Partnership’s audited historical consolidated financial statements set forth in its Annual Report on Form 10-K as of and for the year ended December 31, 2009, as filed with the Securities and Exchange Commission are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto.
The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the transfer of the Granger Operations to the Partnership.
The unaudited pro forma condensed consolidated financial statements reflect the acquisition of the Granger Operations, including the following significant transactions:
•	the Partnership’s $210.0 million of borrowings under its revolving credit facility to partially finance the acquisition;

•	the Partnership’s payment of $241.7 million of cash consideration to Anadarko;

•	the Partnership’s issuance of 620,689 common units and 12,667 general partner units to Anadarko; and

Introduction to the unaudited pro forma
condensed consolidated financial statements of Western Gas Partners, LP
•	Anadarko’s contribution of the Granger Operations to the Partnership.
Immediately subsequent to the Granger Acquisition, Anadarko held 1,296,570 general partner units, representing a 2.0% general partner interest in the Partnership; 100% of the Partnership incentive distribution rights and 9,254,435 common units and 26,536,306 subordinated units, representing an aggregate 55.2% limited partner interest in the Partnership. The public held 27,741,179 common units, representing a 42.8% limited partner interest in the Partnership.
From and after the closing of the Contribution Agreement and related transactions, the Granger Operations will be subject to the terms and conditions of various agreements between the Partnership and Anadarko, including:
•	an omnibus agreement which provides for certain indemnifications, reimbursement for expenses paid by Anadarko on behalf of the Partnership and compensation to Anadarko for providing the Partnership with certain general and administrative services and insurance coverage;

•	a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner;

•	a tax sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Granger Operations’ results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to January 29, 2010; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering, processing, treating and compression services and other operational matters.
In connection with the acquisition of the Granger Operations, the Partnership and Anadarko amended the omnibus agreement and services and secondment agreement. Pursuant to this amendment, the cap for the reimbursement by the Partnership to Anadarko of general and administrative expenses not attributable to operating as a public company was increased from $6.9 million for the year ended December 31, 2009 to $8.3 million for the year ended December 31, 2010. The cap is subject to increases based on increases in the Consumer Price Index and, with the concurrence of the special committee of the board of directors of the general partner of the Partnership, subject to further increases arising in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses. The unaudited pro forma condensed consolidated financial statements do not reflect incremental expense associated with the amendments of the omnibus agreement or services and secondment agreement made in connection with the Granger Acquisition.
Effective October 1, 2009, contracts covering substantially all the Granger Operations’ affiliate throughput were converted into 10-year fee-based arrangements. In connection with the Granger Acquisition, the Partnership also entered into five-year commodity price swap agreements with Anadarko effective January 1, 2010 to mitigate exposure to commodity price volatility that would otherwise be present as a result of the Partnership’s acquisition of the Granger Operations. The impact of the October 2009 affiliate contract changes for periods prior to such contract changes and the impact of the commodity price swap agreements are not reflected in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the Granger Operations on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2009
(unaudited, in thousands except earnings per unit)

		Granger
	Partnership	Operations	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas	$134,832	$11,874	$—		$146,706
Natural gas, natural gas liquids and condensate	76,289	103,842	—		180,131
Equity income and other	8,577	—	—		8,577

Total revenues – affiliates	219,698	115,716	—		335,414
Revenues – third parties
Gathering, processing and transportation of natural gas	16,984	10,104	—		27,088
Natural gas, natural gas liquids and condensate	7,462	—	—		7,462
Other	975	284	—		1,259

Total revenues – third parties	25,421	10,388	—		35,809

Total revenues	245,119	126,104	—		371,223

Operating expenses
Cost of product	51,136	73,778	—		124,914
Operation and maintenance	45,901	14,713	—		60,614
Depreciation and amortization	40,065	11,025	—		51,090
General and administrative	20,136	4,169	—		24,305
Property and other taxes	7,251	3,041	—		10,292

Total operating expenses	164,489	106,726	—		271,215

Operating income	80,630	19,378	—		100,008

Interest income, net	6,945	504	(504	) (a)	1,212
			(5,733	) (b)
Other income, net	42	13	—		55

Income before income taxes	87,617	19,895	(6,237)		101,275

Income tax expense	12	6,963	(6,953	) (c)	22

Net income	87,605	12,932	716		101,253

Net income attributable to noncontrolling interests	10,260	—	—		10,260

Net income attributable to Western Gas Partners, LP	$77,345	$12,932	$716		$90,993

General partner interest in net income					$2,019
Limited partner interest in net income					$88,974

Net income per common unit (basic and diluted)					$1.40
Net income per subordinated unit (basic and diluted)					$1.40

Number of common units outstanding (basic and diluted)					36,996
Number of subordinated units outstanding (basic and diluted)					26,536
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009
(unaudited, in thousands)

		Granger
	Partnership	Operations	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$69,984	$—	$210,000	(d)	$38,304
			(241,680)	(e)
Accounts receivable, net	6,099	180	—		6,279
Natural gas imbalance receivables	493	221	—		714
Other current assets	3,287	—	—		3,287

Total current assets	79,863	401	(31,680)		48,584

Other assets	2,974	—	—		2,974
Note receivable – Anadarko	260,000	—	—		260,000
Property, plant and equipment
Cost	915,438	330,717	—		1,246,155
Less accumulated depreciation	214,942	37,836	—		252,778

Net property, plant and equipment	700,496	292,881	—		993,377

Goodwill	20,836	10,412	—		31,248
Equity investment	20,060	—	—		20,060

Total assets	$1,084,229	$303,694	$(31,680)		$1,356,243

LIABILITIES, EQUITY AND PARTNERS’ CAPITAL

Current liabilities
Accounts payable	$8,602	$3,402	$—		$12,004
Natural gas imbalance payable	1,608	—	—		1,608
Accrued ad valorem taxes	1,525	1,521	—		3,046
Income taxes payable	412	—	—		412
Accrued liabilities	5,966	3,220	—		9,186

Total current liabilities	18,113	8,143	—		26,256
Long-term liabilities
Revolving credit facility	—	—	210,000	(d)	210,000
Note payable – Anadarko	175,000	—	—		175,000
Deferred income taxes	687	92,203	(92,163)	(c)	727
Asset retirement obligations and other	11,980	3,098	—		15,078

Total long-term liabilities	187,667	95,301	117,837		400,805

Total liabilities	205,780	103,444	117,837		427,061

Commitments and contingencies

Equity and partners’ capital
Common unitholders	497,230	—	49,718	(e)	546,948
Subordinated unitholders	276,571	—	—		276,571
General partner interest	13,726	—	1,015	(e)	14,741
Parent net investment	—	200,250	(292,413)	(e)	—
			92,163	(c)

Total partners’ capital	787,527	200,250	(149,517)		838,260

Noncontrolling interest	90,922	—	—		90,922

Total equity and partners’ capital	878,449	200,250	(149,517)		929,182

Total liabilities, equity and partners’ capital	$1,084,229	$303,694	$(31,680)		$1,356,243

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the unaudited pro forma condensed consolidated financial statements of
Western Gas Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of the Granger Operations. The unaudited pro forma condensed consolidated financial statements present the impact of the Granger Acquisition, which is described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations and financial position. The contribution of the Granger Operations to the Partnership was recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared as if the acquisition of the Granger Operations occurred on December 31, 2009, in the case of the unaudited pro forma condensed consolidated balance sheet, and on January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of income:
(a)	Reflects the elimination of historical interest income, net resulting from the non-cash settlement of receivables and payables held by or owed to Anadarko prior to the acquisition of the Granger Operations.

(b)	Reflects the inclusion of interest expense on the $210.0 million of borrowings under the Partnership’s revolving credit facility in connection with the acquisition of the Granger Operations, which bears interest at a variable rate.

(c)	Reflects the elimination of historical current and deferred income taxes as if the Partnership, an entity which is generally not subject to federal and state income taxes, other than Texas margin tax, owned and operated the Granger Operations since January 1, 2009, in the case of the unaudited pro forma condensed consolidated statement of income, and on December 31, 2009, in the case of the unaudited pro forma condensed consolidated balance sheet. Texas margin taxes have not been eliminated and continue to be borne by the Partnership.

(d)	Reflects the $210.0 million of borrowings under the Partnership’s revolving credit facility in connection with the acquisition of the Granger Operations.

(e)	Reflects the acquisition of the Granger Operations, including the payment of $241.7 million of cash and the issuance of 620,689 common units and 12,667 general partner units by the Partnership to Anadarko. The excess of the historical net book value of assets acquired and liabilities assumed over cash consideration paid is recorded as an increase to partners’ capital for the common unitholders and general partner.
3. Pro forma net income per limited partner unit
Earnings per limited partner unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to net income attributable to Western Gas Partners, LP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. Earnings per unit is calculated by applying the provisions of the partnership agreement that govern actual cash distributions to the notional cash distribution amount, including giving effect to incentive distributions, when applicable. The allocation of undistributed earnings, or net income attributable to Western Gas Partners, LP in excess of distributions, to the incentive distribution rights is limited to available cash (as defined by the partnership agreement) for the period.

Notes to the unaudited pro forma condensed consolidated financial statements of
Western Gas Partners, LP
The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.
For purposes of calculating pro forma net income per limited partner unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic and diluted net income per limited partner unit is calculated by dividing limited partners’ interest in net income by the number of limited partner units outstanding as of December 31, 2009 plus the common units issued in connection with the Granger Acquisition as if all such units were outstanding since January 1, 2009.
Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would have been sufficient to generate incentive distribution payments to our general partner and the effect of such incentive distributions are reflected in the pro forma net income per limited unit for the year ended December 31, 2009. However, because, (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit.
The following table illustrates the Partnership’s calculation of pro forma net income per unit for common and subordinated limited partner units (in thousands, except per-unit information):

Limited partner interest in net income:
Net income attributable to Western Gas Partners, LP	$90,993
Less: general partner interest in net income	2,019

Limited partner interest in net income	$88,974

Net income allocable to common units	$51,813
Net income allocable to subordinated units	37,161

Limited partner interest in net income	$88,974

Net income per limited partner unit – basic and diluted:
Net income per common unit	$1.40
Net income per subordinated unit	$1.40
Net income per limited partner unit	$1.40

Number of limited partner units outstanding – basic and diluted
Common units	36,996
Subordinated units	26,536

Total limited partner units	63,532